UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2010 (July 16, 2010)

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 16, 2010, The Brink’s Company (the “Company”), as parent borrower and a guarantor, certain foreign subsidiary borrowers and certain domestic subsidiary guarantors entered into a $400 million, four-year, revolving, unsecured credit agreement (the “Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender, Swingline Lender and a Revolving A Lender, Bank of Tokyo-Mitsubishi UFJ Trust Company and Societe Generale, as Co-Documentation Agents and Revolving A Lenders, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents and Revolving A Lenders, and various other Revolving A Lenders and Revolving B Lenders named therein.  The new facility will be used to (i) refinance indebtedness under the Company’s prior $400 million Credit Agreement, dated as of August 11, 2006 (the “Previous Agreement”), among the Company, certain subsidiary borrowers and guarantors and various agents and lenders, which Previous Agreement was terminated on July 16, 2010, and (ii) finance working capital needs, capital expenditures, acquisitions permitted under the Agreement and other general corporate purposes.  The Company and certain of its domestic subsidiaries guarantee payment of all obligations under the Agreement.

The Company borrowed approximately $88.5 million (U.S. dollar equivalent) under the Agreement at closing and used the proceeds to repay the aggregate principal amount outstanding and interest due under the Previous Agreement and to extend a loan to two of its subsidiaries for general corporate purposes.  No early termination penalties were paid by the Company in respect of the termination of the Previous Agreement.

The Agreement generally provides for revolving credit loans in multiple currencies at interest rates equal to the LIBOR Rate or the Alternate Base Rate (each as defined in the Agreement) plus a margin that varies depending upon the ratings assigned from time to time by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services to the Company’s senior, unsecured long-term, non-credit-enhanced debt for borrowed money.  The revolving credit facility has a $40 million sublimit for swingline loans and such loans bear interest at the LIBOR Market Index Rate (as defined in the Agreement) plus a margin.  The entire amount of the revolving credit facility is available for the issuance of letters of credit and fees are payable on letters of credit based upon the average daily undrawn amount of such letters of credit times (i) for performance letters of credit, 50% of the margin then in effect for loans at the LIBOR Rate and (ii) for financial letters of credit, the margin then in effect for loans at the LIBOR Rate.  Fronting fees and customary charges of the issuing lender are also payable on letters of credit.  The Agreement also includes a competitive bid process whereby lenders can bid for loans in multiple currencies at varying interest rates.  Subject to the conditions stated in the Agreement, the Company may prepay and reborrow amounts under the facility at any time during the term of the Agreement.  The Agreement permits the Company to increase the aggregate credit limit up to a maximum of $550 million under certain circumstances.

Pursuant to the Agreement, the Company will pay a facility fee at a rate that varies with the ratings assigned from time to time by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services to the Company’s senior, unsecured long-term, non-credit-enhanced debt for borrowed money and is calculated on the aggregate amount of the commitments under the Agreement, whether used or unused.

The Agreement contains representations, warranties, terms and conditions customary for transactions of this type.  These include covenants limiting the Company’s and its subsidiaries’ ability to (1) incur liens on its assets, (2) dispose of any Restricted Subsidiary (as defined in the Agreement), whether through a sale of the capital stock, dissolution, merger or sale of all or substantially all of the assets of such Restricted Subsidiary, (3) enter into certain transactions with affiliates, (4) make acquisitions, (5) enter into sale and leaseback transactions and (6) make certain investments.  The Agreement also contains financial covenants that require the Company not to permit (i) its Leverage Ratio (as defined in the Agreement) as of the end of each fiscal quarter to exceed 60% or (ii) its Interest Coverage Ratio (as defined in the Agreement) as of the end of each fiscal quarter to be less than 3.00 to 1.00.  The Agreement also contains a covenant prohibiting the Company from incurring Consolidated Debt (as defined in the Agreement) in an aggregate amount exceeding $950 million at any time outstanding.

The Agreement contains certain events of default, including (1) failure to pay principal, interest or any other amount owing on any other obligation under the Agreement when due, (2) material incorrectness of representations and warranties when made, (3) breach of covenants, (4) failure to pay principal or interest on any other debt that equals or exceeds $25 million when due, (5) default on any other debt that equals or exceeds $25 million that causes an acceleration of such debt, (6) occurrence of a Change in Control (as defined in the Agreement), (7) bankruptcy and insolvency events and (8) entry by a court of one or more judgments against the Company or any of its Restricted Subsidiaries in the aggregate amount in excess of $25 million that remain unbonded, undischared or unstayed for a certain number of days after the entry thereof.  If any event of default occurs and is not cured within applicable grace periods set forth in the Agreement or waived, all loans and other obligations could become due and immediately payable and the facility could be terminated.

All amounts under the Agreement are due on the earliest of (1) July 16, 2014, being the fourth anniversary of the closing date of July 16, 2010, (2) the date of termination specified by the Administrative Agent on behalf of the lenders upon the occurrence of any event of default under the Agreement or (3) the date of termination specified by the Company.

The Company and its affiliates regularly engage many of the banks listed above, among others, to provide other banking services.  All of these engagements are negotiated at arm’s length.

This description of the Agreement is not complete and is qualified in its entirety by reference to the entire Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

10.1
$400,000,000 Credit Agreement, dated as of July 16, 2010, among The Brink’s Company, as Parent Borrower and as a Guarantor, the subsidiary borrowers referred to therein, as Subsidiary Borrowers, certain of Parent Borrower’s subsidiaries, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender, Swingline Lender and a Revolving A Lender, Bank of Tokyo-Mitsubishi UFJ Trust Company and Societe Generale, as Co-Documentation Agents and Revolving A Lenders, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents and Revolving A Lenders, and various other Revolving A Lenders and Revolving B Lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: July 20, 2010	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President

EXHIBIT INDEX

EXHIBIT                                       DESCRIPTION

10.1
$400,000,000 Credit Agreement, dated as of July 16, 2010, among The Brink’s Company, as Parent Borrower and as a Guarantor, the subsidiary borrowers referred to therein, as Subsidiary Borrowers, certain of Parent Borrower’s subsidiaries, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender, Swingline Lender and a Revolving A Lender, Bank of Tokyo-Mitsubishi UFJ Trust Company and Societe Generale, as Co-Documentation Agents and Revolving A Lenders, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents and Revolving A Lenders, and various other Revolving A Lenders and Revolving B Lenders named therein.